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                                                                    Exhibit 16.1
August 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by EMS Technologies, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 12, 2004. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very Truly Yours,

/s/ Ernst & Young LLP